Exhibit 4

                        PLEDGE AGREEMENT SUPPLEMENT
                        ---------------------------

       PLEDGE AGREEMENT SUPPLEMENT, dated as of September 30, 1997 (the "Supplement"), made by Cable Michigan, Inc. ("CCSM"), in favor of First Union National Bank, a national banking corporation, as Administrative Agent (in such capacity, the "Administrative Agent"), under the Credit Agreement (as defined in the Pledge Agreement referred to below) for the ratable benefit of itself and the Lenders (as so defined).

       Reference is hereby made to that Pledge Agreement, dated as of June 30, 1997, made by C-TEC Corporation ("C-TEC") in favor of the Administrative Agent (as amended, restated or otherwise modified as of the date hereof, the "Pledge Agreement"). As a result of the Mercom Contribution, CCSM will own all of the Pledged Shares under the Pledge Agreement and, in connection therewith, CCSM has agreed to execute this Supplement to confirm that it is the Pledgor under the Pledge Agreement and Mercom, Inc. has agreed to execute this Supplement to confirm it remains the Issuer thereunder. This Supplement supplements the Pledge Agreement, forms a part thereof and is subject to the terms thereof. Terms defined in the Pledge Agreement are used herein as therein defined.

       CCSM hereby confirms that it is the Pledgor under the Pledge Agreement, bound by each of the terms thereof, and grants and reaffirms the first priority security interest in the Collateral granted to the Administrative Agent for the ratable benefit of itself and the Lenders thereunder as collateral security for the Obligations.

       CCSM hereby represents and warrants that the representations and warranties contained in paragraph 4 of the Pledge Agreement are true and correct on the date of this Supplement (taking into account any revisions to Schedule I (because of the issuance of a replacement stock certificate) or
Schedule II to the Pledge Agreement accompanying this Supplement) with references therein to the "Pledge Agreement" to mean the Pledge Agreement as supplemented by this Supplement.

       Mercom hereby confirms its acknowledgement of and consent to the Pledge Agreement and the terms thereof and confirms it remains the Issuer thereunder.

       CCSM hereby agrees to deliver to the Administrative Agent such certificates and other documents and take such other action as shall be reasonably requested by the Administrative Agent in order to effectuate the terms hereof and the Pledge Agreement.

       C-TEC is hereby released from all of its obligations as Pledgor under the Pledge Agreement.

                           [Signature page follows]

      IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed under seal and delivered as of the date first above written.


                                           CABLE MICHIGAN, INC.

[CORPORATE SEAL]                           By: /s/ Timothy J. Stoklosa
                                               -----------------------
                                             Name:  Timothy J. Stoklosa
                                             Title: Senior Vice President,
                                                    Treasurer



                                           MERCOM, INC.

[CORPORATE SEAL]                           By: /s/ Timothy J. Stoklosa
                                               -----------------------
                                             Name:  Timothy J. Stoklosa
                                             Title: Senior Vice President,
                                                    Treasurer



The foregoing Pledge Agreement
Supplement executed by Cable
Michigan, Inc. is hereby agreed
to and accepted this ___ of September

FIRST UNION NATIONAL BANK,
as Administrative Agent



By:
    -------------------
Name:
      -----------------
Title:
       ----------------



                                SCHEDULE I
                                 to Pledge
                                 Agreement



                    Class of             Stock             Number of
Issuer               Stock         Certificate Number       Shares
------               -----         ------------------       ------

Mercom, Inc.        common             MB 01699            2,964,250



                                SCHEDULE II
                                 To Pledge
                                 Agreement


                              UCC INFORMATION


Debtor                            Filing Jurisdiction
------                            -------------------

Cable Michigan, Inc.              Secretary of State, New Jersey

Cable Michigan, Inc.              Mercer County, New Jersey